Exhibit (2)(k)(3)




                                ESCROW AGREEMENT
                                ----------------


     THIS AGREEMENT is made as of November 25, 2002/NJA, by and among CITIGROUP ALTERNATIVE INVESTMENTS MULTI-ADVISER HEDGE FUND PORTFOLIOS LLC, a Delaware limited liability company (the "Company"), CITIGROUP ALTERNATIVE INVESTMENTS LLC, a Delaware limited liability company (the "Administrator"), and PFPC INC., a Massachusetts corporation (the "Escrow Agent").

                                   WITNESSETH
                                   ----------

     WHEREAS, the Company, on behalf of each of its separate investment portfolios designated on Exhibit A attached hereto and made a part hereof (each, a "Series"), desires to retain PFPC Inc. to provide services as escrow agent for the purpose of receiving payments from potential subscribing members in the Company (the "Potential Investors") and PFPC Inc. wishes to provide such services.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.   Acceptance by Escrow Agent. The Escrow Agent hereby accepts the appointment
     --------------------------
     as escrow agent hereunder and agrees to act on the terms and conditions hereinafter set forth.

2.   Rights and Responsibilities of Escrow Agent. The acceptance by the Escrow
     -------------------------------------------
     Agent of its duties hereunder is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall govern and control the Escrow Agent's rights, duties, liabilities and immunities.

     (a) The Escrow Agent shall act hereunder as a depositary only, and in its capacity as such, it shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any document furnished to the Escrow Agent or any asset deposited with it.

     (b) "Written Instructions" means written instructions received by the Escrow Agent and signed by the Administrator or any other person duly authorized by the Administrator, or by the Company, to give such instructions on behalf of the Company. The instructions may be delivered by hand, mail, facsimile, cable, telex or telegram; except that any instruction terminating this Agreement may be given only by hand or mail. The Company shall file from time to time with the Escrow Agent a list of persons authorized to give Written Instructions, which list shall be certified by two officers of the Company. Such list shall include certified signatures of such persons authorized to give Written Instructions. This shall constitute conclusive evidence of the authority of the signatories designated therein to act. Such certified list shall be considered in full force and effect with the Escrow Agent fully protected in acting in reliance thereon unless and until it receives written notice from the Administrator to the contrary.

               The Escrow Agent may rely upon and shall be protected for any action or omission it takes pursuant to Written Instructions if it, in good faith, believes such Written Instructions to be genuine. Unless otherwise provided in this Agreement, the Escrow Agent shall act only upon Written Instructions. The Escrow Agent shall be entitled to assume that any Written Instruction received hereunder is not

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

          in any way inconsistent with the provisions of the limited liability company agreement of the Company (the "LLC Agreement") or this Agreement or of any vote, resolution or proceeding of the Company's members, unless and until the Escrow Agent receives Written Instructions to the contrary.

     (c) The Escrow Agent shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. The Escrow Agent shall be liable for any damages arising out if its failure to perform its duties under this Agreement to the extent such damages arise out of its willful misfeasance, fraud, bad faith, gross negligence or reckless disregard of such duties.

     (d) Notwithstanding anything in this Agreement to the contrary, neither the Escrow Agent nor its affiliates shall be liable to the Company or the Administrator for any consequential, special or indirect losses or damages which the Company may incur or suffer by or as a consequence of the Escrow Agent's or its affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by the Escrow Agent or its affiliates.

     (e) Without limiting the generality of the foregoing or of any other provision of this Agreement, the Escrow Agent shall not be liable for losses beyond its control, provided it has acted in accordance with the standard of care set forth above; and the Escrow Agent shall not be liable for delays or errors or loss of data occurring by reason of circumstances beyond its control, including acts of civil or military

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


          authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, acts of terrorism, riots or failure of the mails, transportation, communication or power supply.

     (f) The Company agrees to indemnify the Escrow Agent and hold it harmless from and against any tax, charge, loss, liability, expense (including reasonable attorneys fees and expenses), claim or demand arising directly or indirectly from any action or omission to act which the Escrow Agent takes (i) at the request or on the direction of or in reliance on the advice of the Company or (ii) upon Written Instructions; provided, however, that neither the Escrow Agent, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of the Escrow Agent's or its affiliates own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement. The Company shall indemnify and hold harmless the Escrow Agent against and in respect of any liability for taxes and for any penalties or interest in respect of taxes attributable to the investment of funds held in escrow by the Escrow Agent pursuant to this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company shall not be liable to the Escrow Agent for any consequential, special or indirect losses or damages which the Escrow Agent may incur or suffer, whether or not the likelihood of such losses or damages was known by the Company. These indemnities shall survive the resignation of the Escrow Agent or the termination of this Agreement.

     (g) The Escrow Agent shall have no duties except those specifically set forth in this

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

          Agreement.

     (h) The Esrow Agent shall have the right at any time it deems appropriate to seek an adjudication in a court of competent jurisdiction as to the respective rights of the parties hereto and shall not be held liable by any party hereto for any delay or the consequences of any delay occasioned by such resort to court.

     (i) The Escrow Agent shall notify promptly the Administrator of any discrepancy between the amounts set forth on any remittance advice received by the Escrow Agent and the sums delivered to it therewith.

3.   Definitions.  Except as  specifically  set forth herein,  the terms used in
     -----------
     this Agreement shall have the same meaning as set forth in the LLC Agreement between the Company and PFPC Inc.

4.   Deposit  of  Escrow  Funds.  The  Escrow  Agent  shall  establish  separate
     --------------------------
     Series-by-Series accounts in the name of Multi-Strategy Series M Escrow Account and Multi-Strategy Series G, Escrow Account for the benefit of Potential Investors (each, a "Subscription Account") and separate Series-by-Series accounts accounts in the names of Multi-Strategy Series M Repurchase Account and Multi-Strategy Series G Repurchase Account (each, a "Repurchase Account") and together with the Subscription Accounts, the "Accounts"). Funds will be paid into the Subscription Accounts directly by wire transfer from Potential Investors' Salomon Smith Barney Inc. brokerage accounts, as authorized by the Administrator. In the event the Company decides to accept investments from Potential Investors who do not have a brokerage account with Salomon Smith Barney Inc., the Escrow Agent shall promptly deposit in the applicable Subscription Account any

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

     checks remitted by such Potential Investors and made payable to the Company. The Company may also permit Potential Investors to deposit monies in the Subscription Account by wire transfer pursuant to instructions provided to them by the Company. Balances on deposit in the Subscription
     Account will earn interest at prevailing market rates pursuant to arrangements approved by the Company.

5.   Statements.  During  the term of this  Agreement,  the Escrow  Agent  shall
     ----------
     provide the Company with (a) monthly statements containing the beginning balance in each Account as well as all principal and income transactions for the statement period and (b) a daily summary of amounts deposited and the status of available funds. The Company shall be responsible for reconciling such statements. The Escrow Agent shall be forever released and discharged from all liability with respect to the accuracy of such statements, except with respect to any, such act or transaction as to which the Company shall, within 90 days after the furnishing of the statement, file written objections with the Escrow Agent.

6.   Distributions and Closings.  Upon Written Instructions,  at each closing of
     --------------------------
     each offering of interests in the Company, the Escrow Agent will wire principal balances on deposit in the Subscription Account to the account designated by the Company. Such Written Instructions shall be sent to the Escrow Agent by 2:00 p.m. on the closing date with respect to each closing. In the event that a Potential Investor who has escrow funds in the Subscription Account is not admitted into the Company, upon Written Instructions, the Escrow Agent shall promptly issue refunds in wire form to Salomon Smith Barney Inc. for further credit to the potential investors brokerage account in the amount of the principal balance with accrued interest.

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


7.   Interest. All interest earned on the escrow funds deposited in the Accounts
     --------
     hereunder shall be added to and held in the Accounts. With respect to each closing, pursuant to Written Instructions, within 5 business days of the crediting of such Interest the Escrow Agent shall issue interest payments in wire form to Salomon Smith Barney Inc. for further credit to each individual's brokerage account. PFPC will provide details related to each investor's percentage or portion of the total interest.Citigoup Alternative Investments LLC will prepare and send notifications on Form 1099 for each calendar year.

8.   Repurchases.  The  Company  from  time to time  may  wire  balances  to the
     -----------
     Repurchase Account in connection with periodic repurchases of interests by the Company from its members. Upon Written Instructions, the Escrow Agent shall issue promptly repurchase payments from the Repurchase Account in check form to the repurchasing member or to the Administrator (and in wire form to Salomon Smith Barney Inc.), as the case may be. Upon Written
     Instructions, the Escrow Agent will withhold specified amounts from repurchasing members. Any interest earned thereon will be credited to the accounts of the Company.

9.   Tax Identification Number. All deposits to the Accounts shall be subject to
     -------------------------
     the Escrow Agent's receipt of a valid tax identification number for each Series, Administrator or Potential Investor, as applicable.

10.  Compensation. The fee of the Escrow Agent for its services hereunder shall
     ------------
     be paid by the Company as may be mutually agreed to in writing by the Company and the Escrow Agent. Notwithstanding the foregoing, standard account transaction charges will be billed


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

     to the Company as an out-of-pocket expense.

11.  Amendment.  This  Agreement  may not be  amended  or  supplemented,  and no
     ---------
     provision hereof may be modified or waived, except by an instrument in writing, signed by all of the parties hereto.

12.  Termination. This Agreement shall continue until terminated by either party
     -----------
     on .60 days' prior written notice. Upon the termination of this Agreement and upon the delivery of the balance of the Accounts to a successor escrow agent or such other person as may be designated by Written Instructions, the Escrow Agent shall be released and discharged of any and all further obligations hereunder.

     If no successor Escrow Agent has been designated pursuant to Written Instructions to receive the balance of the Accounts at the expiration of the 60-day period, the Escrow Agent shall have no further obligation hereunder except to hold the escrow funds as a depositary. Upon written notification by the Company of the appointment of the successor, the Escrow Agent shall promptly deliver the balance of the Accounts to such successor, and the duties of the resigning Escrow Agent shall thereupon in all respects terminate, and it shall be released and discharged of any and all further obligations hereunder.

     This Agreement may be terminated with respect to each separate Series and such termination shall have no effect on the remaining Series.

13.  Execution. This Agreement may be executed in several counterparts, each of
     ---------
     which shall be deemed an original, but such counterparts together shall constitute one and the same instrument.


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

14.  Miscellaneous. All covenants and agreements  contained in this Agreement by
     -------------
     or on behalf of the parties hereto shall bind and inure to the benefit of such parties and their respective heirs, administrators, legal representatives, successors and assigns, as the case may be. The headings in this Agreement are for convenience of reference only and shall neither be considered as part of this Agreement, nor limit or otherwise affect the meaning thereof. This Agreement shall be construed and enforced in accordance with the laws of Delaware without regard to principles of conflicts of law.

15.  Notices. All instructions, notices and other communications  hereunder must
     -------
     be in writing and shall be deemed to have been duly given if delivered by hand or facsimile or mailed by first class, registered mail, return receipt requested, postage prepaid, and addressed as follows:

     (a)  If to the Company:

          Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC
          388 Greenwich Street, 16th Floor
          New York, NY 10013

     (b)  If to the Escrow Agent:

          PFPC Inc.
          Attn: Barry Clause
          400 Bellevue Parkway
          Wilmington, DE 19809

     (c)  If to the Administrator:

          Attn: Daniel McAuliffe
          Citigroup Alternative Investments LLC
          399 Park Avenue, 7th Floor
          New York, NY 10043

16.  Partial  Invalidity.  If any provision of this  Agreement  shall he held or
     -------------------
     made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be

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

     affected thereby.

17.  Entire  Agreement.   This  Agreement  embodies  the  entire  agreement  and
     -----------------
     understanding among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof; provided that, the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and instructions.

     IN WITNESS THEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

CITIGROUP ALTERNATIVE INVESTMENTS MULTI-ADVISER
HEDGE FUND PORTFOLIOS LLC

By:   /s/ Clifford DeSouza
   ---------------------------------------------

Name:  Clifford DeSouza
     -------------------------------------------

Title:
      ------------------------------------------


CITIGROUP ALTERNATIVE INVESTMENTS LLC (as "Administrator")

By:   /s/ Janet Holmes
   ---------------------------------------------

Name:  Janet Holmes
     -------------------------------------------

Title: M.D.
      ------------------------------------------



PFPC INC.

By:  /s/ Neal J. Andrews
   ---------------------------------------------

Name:  Neal J. Andrews
     -------------------------------------------

Title: SVP
      ------------------------------------------


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

                                    EXHIBIT A

                                 List of Series
                                 --------------

                             Multi-Strategy Series M
                             Multi-Strategy Series G





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